                                                 Registration No. 333-__________

    As filed with the Securities and Exchange Commission on October 23, 2000
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               H.B. FULLER COMPANY
             (Exact name of registrant as specified in its charter)

            Minnesota                                      41-0268370
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                              --------------------

                              1200 Willow Lake Road
                         St. Paul, Minnesota 55110-5101
                          (Address, including zip code,
                  of registrant's principal executive offices)
                              --------------------

            H.B. FULLER COMPANY EXECUTIVE STOCK PURCHASE LOAN PROGRAM
                            (Full title of the plan)
                              --------------------

                             Richard C. Baker, Esq.
                                 General Counsel
                               H.B. Fuller Company
                              1200 Willow Lake Road
                         St. Paul, Minnesota 55110-5101
                                 (651) 236-5900
                      (Name, address and telephone number,
              including area code, of agent for service of process)
                              --------------------

                                    Copy to:
                              Jay L. Swanson, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 340-2763
                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                         Proposed maximum      Proposed maximum
                                       Amount to be     offering price per    aggregate offering         Amount of
Title of securities to be registered    registered          share (1)             price (1)         registration fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value                 200,000
$1.00  per share                         shares        $30.375               $6,075,000            $1,603.80
====================================================================================================================
(1)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and
      Rule 457(c), based upon the average of the high and low prices of the registrant's Common Stock on the Nasdaq
      National Market on October 16, 2000.
===================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E of the General Instructions to Form S-8, the contents of the Registration Statement filed August 25, 2000 on Form S-8 for the H.B. Fuller Company Executive Stock Purchase Loan Program (File No. 333-44496) are incorporated by reference into this Registration Statement, for the purpose of registering an additional 200,000 shares of the Company's common stock, which may be offered under the H.B. Fuller Company Executive Stock Purchase Loan Program.

ITEM 8.    EXHIBITS.

         Exhibit
         Number            Description
         ------            -----------

         23                Consent of PricewaterhouseCoopers LLP.

         24                Power of Attorney

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 19, 2000.

                                    H.B. FULLER COMPANY


                                    By   /s/ Albert P.L. Stroucken
                                       ---------------------------------------
                                         Albert P.L. Stroucken
                                         Chairman of the Board,
                                         President and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 19, 2000.

Signature:                           Title:
---------                            -----

/s/ Albert P.L. Stroucken            Chairman of the Board,
-------------------------            President and Chief Executive Officer
Albert P.L. Stroucken                and Director
                                     (principal executive officer)


/s/ Raymond A. Tucker                Senior Vice President,
-------------------------            Chief Financial Officer
Raymond A. Tucker                    (principal financial officer)


/s/ David J. Maki                    Vice President and Controller
-------------------------            (principal accounting officer)
David J. Maki


                                     Director
-------------------------
Anthony L. Andersen


*                                    Director
-------------------------
Norbert R. Berg


*                                    Director
-------------------------
Edward L. Bronstien, Jr.


*                                    Director
-------------------------
Robert J. Carlson


*                                    Director
-------------------------
Freeman A. Ford

                                     Director
-------------------------
Gail D. Fosler


*                                    Director
-------------------------
Reatha Clark King


*                                    Director
-------------------------
Walter Kissling


*                                    Director
-------------------------
John J. Mauriel, Jr.


*                                    Director
-------------------------
Lee R. Mitau


*By  /s/ Richard C. Baker
    ------------------------------------
      Richard C. Baker, Attorney In Fact

                                EXHIBIT INDEX TO
                                    FORM S-8


         Exhibit
         Number            Description
         ------            -----------

         23                Consent of PricewaterhouseCoopers LLP.

         24                Power of Attorney